SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):    February 20, 2003

GREAT WESTERN LAND AND RECREATION, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

5115 N. Scottsdale Road, Suite 101, Scottsdale,Arizona	85250

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 949-6007

1st Realty Investments, Inc.
(Former name or former address, if changed since last report)

GREAT WESTERN LAND AND RECREATION, INC.

FORM 8-K

CURRENT REPORT

ITEM 8. CHANGE IN FISCAL YEAR

The Registrant completed a merger effective February 20, 2003 where the Registrant was the surviving company. However, for accounting purposes, the second party to the merger is deemed to be the surviving party. The Registrant has determined that it is in the Registrant’s interest to adopt the year end of the second party to the merger. Therefore, effective February 20, 2003, the Registrant is changing its fiscal year end to December 31.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2003	GREAT WESTERN LAND AND RECREATION, INC.

	By:	/s/Jay N. Torok

Jay N. Torok, President